CERTIFICATE OF AMENDMENT
                                     TO THE
                              CERTIFICATE OF TRUST
                                       OF
                         DLJ WINTHROP OPPORTUNITY FUNDS
                                       AND
                          CERTIFICATE OF THE SECRETARY

            The undersigned Secretary of DLJ Opportunity Funds (formerly "DLJ Winthrop Opportunity Funds"), a Delaware business trust governed by a written Agreement and Declaration of Trust (the "Declaration of Trust") dated as of May 31, 1995 that was duly executed and filed with the office of the Secretary of State of Delaware on May 3, 1995, DOES HEREBY CERTIFY THAT:

            FIRST:On April 17, 2000, the Trustees of the Trust, pursuant to Chapter 38, Subchapter I, Section 3810(b)(1) of the Delaware Code and Sections
1.1 and 11.3(a) of the Declaration of Trust, duly adopted an amendment to
Section 1.1 of the Declaration of Trust whereby the name of the Trust was changed from "DLJ Winthrop Opportunity Funds" to "DLJ Opportunity Funds", to be effective August 1, 2000.

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            IN WITNESS WHEREOF the undersigned has executed this certificate on this 13th day of July, 2000.

                                                /s/ Martin Jaffe
                                                --------------------------
                                                Martin Jaffe
                                                Secretary


STATE OF NEW YORK )
                         ss:
COUNTY OF NEW YORK)

            On this 13th day of July, 2000 before me personally came Martin Jaffe to me known, who being duly sworn by me, did depose and say that he is the Secretary of DLJ Opportunity Funds, a trust organized under the laws of the State of Delaware, the trust described in and which executed the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the trustees of said trust, and that he signed his name thereto by order.


                                                /s/ Claudia Cogan
                                                --------------------------
                                                Notary Public